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                                                                       EX-99-B11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectuses and the Statement of Additional Information, constituting parts of this amended Registration Statement on Form N-1A, of our reports dated November 30, 1995 relating to the financial statements and financial highlights appearing in the October 31, 1995 Annual Reports to Shareholders of Vanguard/Windsor Fund and Vanguard/Windsor II. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in the Prospectuses and "Financial Statements" in the Statement of Additional Information.


PRICE WATERHOUSE LLP

Philadelphia, PA

February 20, 1996